                                                                    EXHIBIT 99.2


                NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

                 Financial Statements and Supplemental Schedule

                           December 31, 2001 and 2000

                  (With Independent Auditors' Reports Thereon)

                NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

                 Financial Statements and Supplemental Schedule

                           December 31, 2001 and 2000



                               TABLE OF CONTENTS

                                                                        PAGE
Independent Auditors' Report                                             1

Report of Independent Public Accountants                                 2

Financial Statements:

    Statements of Net Assets Available for Benefits December 31, 2001
    and 2000                                                             3

    Statement of Changes in Net Assets Available for Benefits - Year
    ended December 31, 2001                                              4

Notes to Financial Statements                                            5

SUPPLEMENTAL SCHEDULE

1. Schedule H, Line 4i - Schedule of Assets (Held at End of Year) -
   December 31, 2001                                                     8

   All other schedules required by the DEPARTMENT OF LABOR'S RULES AND
   REGULATIONS FOR REPORTING AND DISCLOSURE UNDER THE EMPLOYEE RETIREMENT
   INCOME SECURITY ACT OF 1974 have been omitted, because they are not applicable.

                          INDEPENDENT AUDITORS' REPORT


The Employee Benefits Committee and Participants
Noble Affiliates Thrift and Profit Sharing Plan:


We have audited the accompanying statement of net assets available for benefits of the Noble Affiliates Thrift and Profit Sharing Plan (the Plan) as of December 31, 2001, and the related statement of changes in net assets available for benefits for the year ended December 31, 2001. These financial statements are the responsibility of the Plan's management.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Noble Affiliates Thrift and Profit Sharing Plan as of December 31, 2001, and the changes in its net assets available for benefits for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) - December 31, 2001 is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the DEPARTMENT OF LABOR'S RULES AND REGULATIONS FOR REPORTING AND DISCLOSURE UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        KPMG LLP

Oklahoma City, Oklahoma
June 19, 2002

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Employee Benefits Committee and Participants of
Noble Affiliates Thrift and Profit Sharing Plan:


We have audited the accompanying statements of net assets available for benefits of the Noble Affiliates Thrift and Profit Sharing Plan (the 'Plan') as of December 31, 2000. This financial statement is the responsibility of the Plan's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the net assets available for benefits of the Noble Affiliates Thrift and Profit Sharing Plan as of December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


                                                ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma,
April 27, 2001

                NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

                Statements of Net Assets Available for Benefits

                           December 31, 2001 and 2000



                                                            2001             2000
                                                        -----------      -----------
Assets:

   Cash                                                 $   112,213          43,866
   Investments, at fair value:
      Money market funds - short-term                     7,994,296       7,514,465
      Noble Energy, Inc. common stock                    10,089,870       9,070,878
      Mutual funds                                       30,004,286      30,353,096
      Loans to participants                               2,295,299       2,150,985
                                                        -----------      -----------
               Total investments                         50,383,751      49,089,424
                                                        -----------      -----------
   Receivables:
      Participants' contributions                               --          221,529
      Employer's contributions                                  --          153,230
      Due from broker for securities sold                   285,185       4,537,730
                                                        -----------      -----------
               Total receivables                            285,185       4,912,489
                                                        -----------      -----------
               Total assets                              50,781,149      54,045,779
                                                        -----------      -----------
Liabilities:
   Due to broker for securities purchased                   430,664             --
   Administrative expenses payable                            1,130             --
                                                        -----------      -----------
               Total liabilities                            431,794             --
                                                        -----------      -----------
               Net assets available for benefits        $50,349,355      54,045,779
                                                        ===========      ===========

See accompanying notes to financial statements.

                NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

           Statement of Changes in Net Assets Available for Benefits

                           Year ended December 31, 2001


Additions to net assets attributed to:

   Investment income:
      Net depreciation in fair value of investments                $   (5,452,841)
      Interest                                                            593,504
      Dividends:
         Noble Energy, Inc. common stock                                   36,526
         Mutual funds                                                     471,876
                                                                   ---------------
               Net investment income (loss)                            (4,350,935)
                                                                   ---------------
   Contributions:

      Employer                                                          2,145,188
      Participants                                                      3,139,669
                                                                   ---------------
               Total contributions                                      5,284,857
                                                                   ---------------
               Total additions                                            933,922
                                                                   ---------------
Deductions from net assets attributed to:

   Benefits paid to participants                                        4,539,504
   Administrative expenses                                                 82,984
   Investment expenses                                                      7,858
                                                                   ---------------
               Total deductions                                         4,630,346
                                                                   ---------------
               Net decrease                                            (3,696,424)
Net assets available for benefits, beginning of year                   54,045,779
                                                                   ---------------
Net assets available for benefits, end of year                     $   50,349,355
                                                                   ===============

See accompanying notes to financial statements.

(1)   DESCRIPTION OF THE PLAN

The Noble Affiliates Thrift and Profit Sharing Plan (the Plan), as amended, is a defined contribution plan covering certain employees who have completed specified terms of service with Noble Energy, Inc., formerly Noble Affiliates, Inc., its wholly owned subsidiary, Samedan Oil Corporation; and other wholly owned subsidiaries (collectively referred to as the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

The following description of the Plan provides only general information. Participants should refer to the plan agreement for a complete description of the Plan's provisions.

Employees are eligible to participate in the Plan on the first day of any calendar month following employment. Participants may contribute up to 15% of their basic compensation. The employer matching contribution percentage is 100% of the participant's contribution up to 6% of the participant's basic compensation, and is funded on a monthly basis. However, discretionary contributions may be made to the Plan at the discretion of the President of the Company.

The Plan is to continue indefinitely; however, the right to terminate participation in the Plan is reserved to each participating company. Upon notice of termination or permanent suspension of contributions with respect to all or any one of the participating companies, the accounts of all participants affected thereby shall become fully vested, and the balances in their accounts shall be distributed in accordance with the provisions of the Plan, as determined by the Noble Energy, Inc. Employee Benefits Committee (the Committee).

The Plan is exempt from federal income taxes under Sections 401 and 501(a) of the Internal Revenue Code and has received a favorable determination letter from the IRS dated June 12, 1995. Although the Plan has been amended since receiving its determination letter, management of the Company is of the opinion that the Plan meets IRS requirements and, therefore, continues to be tax-exempt.

The Plan incorporates the following provisions: (1)participants fully vest after five years of service (effective January 1, 2002, participants fully vest after three years of service), (2)participants may borrow from the Plan, as discussed below, (3)overtime is included in the participant's basic compensation, and (4)the Plan provides a definition of early retirement.

Participating employees have an option as to the manner in which their contributions may be invested.

A participant may borrow from the Plan up to the lesser of $50,000 or one-half of the participant's vested account balance. Interest is charged at the current Prime rate and loans are required to be repaid within five years through payroll deductions. Repayments of principal and interest are credited to the borrowing participant's account.

Employer contributions are invested as designated by the participants in the individual funds.

The Plan is administered by the Committee. Investment decisions are recommended by a professional investment advisory firm appointed by the Committee.


                                        5                           (continued)

(2)   SIGNIFICANT ACCOUNTING POLICIES

   The accompanying financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

   (a)   USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   (b)   INVESTMENTS

         Investments traded on national securities exchanges are valued at closing prices on the last business day of the year.

         Effective November 1, 2001, Fidelity Investments Institutional Operations Company, Inc. (Fidelity) was designated the new trustee of the Plan, replacing BancFirst. Under the terms of the Plan, Fidelity and BancFirst (the Trustees), on behalf of the trust fund, are allowed to acquire, hold, and dispose of the common stock of Noble Energy, Inc.

         At December 31, 2001 and 2000, the Plan held the following investments which separately represented more than 5% of the Plan's net assets available for benefits:

                                          INVESTMENT                        SHARES        FAIR VALUE
         ----------------------------------------------------------        ---------     ------------
         2001:
           Fidelity Retirement Money Market Portfolio                      7,994,296     $ 7,994,296
           Franklin Small-Mid Cap Growth Fund                                 95,705       2,983,138
           Pimco Moderate Duration Fund                                      293,203       2,946,693
           Fidelity Growth Fund                                               70,171       3,734,493
           Fidelity Dividend Growth Fund                                     130,845       3,706,826
           Fidelity Puritan Fund                                             332,976       5,883,693
           Noble Energy, Inc. common stock                                   285,913      10,089,870
           Spartan US Equity Index Fund                                      221,250       8,991,588

         2000:
           Blackrock Funds Small Cap Growth Equity Fund                      206,244     $ 4,155,817
           Montag & Caldwell Growth Mutual Fund                              107,070       3,025,798
           Vanguard Windsor II Fund                                          118,968       3,235,930
           Fidelity Puritan Fund                                             333,561       6,280,954
           Noble Energy, Inc. common stock                                   197,193       9,070,878
           Vanguard Index Trust 500 Index Fund                                76,808       9,359,823

                                        6                           (continued)

   (c)   EXPENSES OF THE PLAN

         Some expenses incurred in the administration of the Plan, including expenses and fees of the trustees, are charged to and paid by the Plan.

   (d)   FORFEITURES

         Under the provisions of the Plan, all amounts forfeited as of the end of that year may be applied to reduce required employer contributions. Forfeitures amounted to $14,962 and $98,021 in 2001 and 2000, respectively, and reduced the required employer contributions.

(3)   NET APPRECIATION (DEPRECIATION) IN FAIR VALUE

   During 2001, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value as follows:

                                                             NET
                                                         APPRECIATION
                                                        (DEPRECIATION)
   Fair value as determined by quoted market price:
        Noble Energy, Inc. common stock                 $    1,982,390
        Mutual funds                                        (7,435,231)
                                                        ----------------
                                                        $   (5,452,841)
                                                        ================

   Realized gains are calculated using fair values at December 31, 2000, or cost, if acquired during 2001.

(4)   PAYABLES TO PLAN PARTICIPANTS

   Amounts requested by and due to participants whose employment has been terminated prior to year-end included in net assets available for benefits in the accompanying statements of net assets available for benefits were $39,774 at December 31, 2000.

                NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN
         Schedule H, Line 4i - Schedule of Assets (Held at End of Year)

                               December 31, 2001

       IDENTITY OF ISSUER, BORROWER,                                            NUMBER OF        FAIR
         LESSOR, OR SIMILAR PARTY             DESCRIPTION OF INVESTMENT           SHARES         VALUE
     ---------------------------------        -------------------------        -----------   -------------
Money market funds:
*        Fidelity Retirement Money
           Market Portfolio           Money market mutual fund - Short-term      7,994,296   $   7,994,296
                                                                                             -------------
Common stock:
*        Noble Energy, Inc.                                                        285,913      10,089,870

Mutual funds:                                                                                -------------
        Franklin Advisers              Franklin Small-Mid Cap Growth Fund           95,705       2,983,138
        Morgan Stanley Investments     Morgan Stanley Institutional Fund Trust
                                          Mid Cap Growth Portfolio                   1,669          28,696
        Strong Capital Management      Strong Opportunity Fund                       2,230          87,621
        Dodge & Cox                    Dodge & Cox Stock Fund                        4,481         450,346
        Pimco Funds                    Pimco Moderate Duration Fund                293,203       2,946,693
*       Fidelity Investments           Fidelity Puritan Fund                       332,976       5,883,693
*       Fidelity Investments           Fidelity Growth Fund                         70,171       3,734,493
*       Fidelity Investments           Fidelity Diversified International Fund         374           7,130
*       Fidelity Investments           Fidelity Dividend Growth Fund               130,845       3,706,826
*       Fidelity Investments           Fidelity Freedom Income Fund                  3,170          34,652
*       Fidelity Investments           Fidelity Freedom 2000 Fund                      364           4,195
*       Fidelity Investments           Fidelity Freedom 2010 Fund                    6,915          87,197
*       Fidelity Investments           Fidelity Freedom 2020 Fund                   44,161         555,549
*       Fidelity Investments           Fidelity Freedom 2030 Fund                    5,717          71,805
*       Fidelity Investments           Fidelity Freedom 2040 Fund                   58,277         430,664
*       Fidelity Distributors          Spartan US Equity Index Fund                221,250       8,991,588
                                                                                             -------------
                                                                                                30,004,286
                                                                                             -------------
*    Participant loans               Interest rates range from 5.0% to 9.5%                      2,295,299
                                                                                             -------------
           Total                                                                             $  50,383,751
                                                                                             =============

* Represents party-in-interest.

See accompanying independent auditors' report.


                                        8